UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

CHECK THE APPROPRIATE BOX:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Phillips 66
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Your Vote Counts!     PHILLIPS 66     2024 Annual Meeting  Vote by May 14, 2024 11:59 PM ET. For shares held in a Plan, vote by May 12, 2024 11:59 PM ET.     V41019-P06735     You invested in PHILLIPS 66 and it’s time to vote!  You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy materials for the virtual annual shareholder meeting to be held on May 15, 2024.     Get informed before you vote  View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of th materials by requesting prior to May 1, 2024. If you would like to request a copy of the materials for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.     For complete information and to vote, visit www.ProxyVote.com   Control #     Smartphone users  Point your camera here and vote without entering a control number     Vote Virtually at the Meeting*  May 15, 2024  9:00 a.m., Central Time  Virtually at:  www.virtualshareholdermeeting.com/PSX2024     *Please check the meeting materials for any special requirements for virtual meeting attendance

Vote at www.ProxyVote.com  THIS IS NOT A VOTABLE BALLOT  This is an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials at www.ProxyVote.com or easily request a paper copy. We encourage you to access and review all of the important information contained in the proxy materials before voting. Please follow the instructions on the reverse side to vote these important matters.  SHAREHOLDER MEETING ATTENDANCE  The Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/PSX2024. Shareholders as of the record date may attend, vote and submit questions virtually by logging into www.virtualshareholdermeeting.com/PSX2024. To log in, shareholders will need the 16-digit control number provided on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.  Voting Items  Board Recommends  1. Election of four Class III Directors to Hold Office until the 2027 Annual Meeting.   The nominees for election are:  1a. Julie L. Bushman  For  1b. Lisa A. Davis  For  1c. Mark E. Lashier  For  1d. Douglas T. Terreson  For  2. Advisory vote to approve our executive compensation.  For  3. Ratification of the Appointment of Ernst & Young LLP as the Company’s independent registered public accounting   firm.  For  4. Shareholder proposal requesting report analyzing the impact of the “System Change Scenario” on the Chemicals   business.  Against  In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.  Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.